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                                                              EXHIBIT 23.11

               CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

  I hereby consent to the reference to me as a prospective director of Meditrust Corporation and Meditrust Operating Company where it appears in this Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                              /s/ C. Gerald Goldsmith

                                          _________________________________

                                          C. Gerald Goldsmith